Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President,

Chief Financial Officer and Treasurer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation

Announced Changes for its Fourth Quarter and Full Year 2022 Earnings Call

Uniondale, NY – December 20, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced revision to the timing of previously announced release of its fourth quarter and full year 2022 earnings. Financial results will be announced after the market closes on January 26, 2023.

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President, Chief Financial Officer and Treasurer, will now host the conference call on Friday, January 27, 2023 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter and full year of 2022. Conference call and webcast details are:

Conference Call and Webcast Details:

Dial-in for Live Call: 1-877-509-5836

Canada Toll Free: 1-855-669-9657

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=54kQH0yX

Dial-in for Replay: 1-877-344-7529

Canada Toll Free Replay: 1-855-669-9658

Replay Access Code:  8079034

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at FlushingBank.com.

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